EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 pertaining to the Agency Stock Purchase Plan of Highlands Insurance Group, Inc. of our report dated March 8, 1996 included in Highlands Insurance Group, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.



                                             Arthur Andersen LLP


Houston, Texas
May 1, 1998